ARTICLES OF INCORPORATION
                                  OF
                ORIGINAL SOURCE ENTERTAINMENT, INC.


  By approval of the Board of Directors of the Company by Consent dated August 21, 2009 and by approval of the Shareholders of the Company by Consent dated August 21, 2009, do herby Approve these Articles of
Incorporation of Original Source Entertainment, Inc.

                               ARTICLE I
NAME

     The name of the Corporation is:   ORIGINAL SOURCE ENTERTAINMENT,
INC

                               ARTICLE II
PERIOD OF DURATION

     This Corporation shall exist in perpetuity, from and after the date of filing Articles of Incorporation with the Secretary of State of the State of Nevada unless dissolved according to law.

                              ARTICLE III
CAPITAL STRUCTURE

     Section 1. Authorized Capital. The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of Common Stock that the Corporation shall have authority to issue is Forty Five Million (45,000,000). The total number of shares of Preferred Stock the Corporation shall have authority to issue is Five Million (5,000,000). The Common Stock shall have a par value of $0.001 and the Preferred Stock shall have a par value of $0.001.

     Section 2. Common Stock. The Common Stock of the Corporation shall be non-assessable and shall have the following powers, rights, qualifications, limitations and restrictions.

    1. The holders of the Common Stock shall be entitled to one vote for each share of Common Stock held by them of record at the time for determining the holders thereof entitled to vote

    2. After the requirements with respect to the preferential dividends of Preferred Stock, if any, shall have been met and after this Corporation shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors; and




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    3.    After distribution in full of the preferential amount, if
any, to be distributed to the holders of Preferred Stock in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stock holders, ratably in proportion to the number of shares of Common Stock held by each.

     Section 3. Preferred Stock. The Corporation, by resolution of its Board of Directors, may divide and issue the Preferred Stock in series. Preferred Stock of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with the authority to divide the class of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the Nevada Revised Statutes in respect to the following:
    1. The number of shares to constitute such series, and the distinctive designations thereof;
         (a) The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;
         (b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
         (c) The amount payable upon shares in event of involuntary liquidation;
         (d) The amount payable upon shares in event of voluntary liquidation;
         (e) Sinking fund or other provisions, if any, for the redemption or purchase of shares;
         (f) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
         (g)   Voting powers, if any; and
         (h) Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

     Section 4. Assessment and Consideration. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

     Section 5. Issuance of Additional Stock. Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefore shall be conclusive and, upon the receipt of said consideration, when issued shall be fully paid and nonassessable shares.


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                                ARTICLE IV
PURPOSES AND POWERS

     The purposes and powers for which the Corporation is organized are as follows:

     (a) To engage in all lawful business for which corporations may be incorporated pursuant to the
Nevada

     (b) To have, enjoy and exercise all of the rights, powers and privileges conferred upon corporations incorporated pursuant to Nevada law, whether now or hereafter in effect and whether or not herein specifically mentioned.

     (c) To have all of the rights, privileges and powers now or hereinafter conferred upon corporations by the Nevada Revised Statutes.

     The foregoing enumeration of purposes and powers shall not limit or restrict in any manner the transaction of other business, the pursuit of other purposes, or the exercise of other and further rights and powers that may now or hereafter be permitted or provided by law.

                               ARTICLE V
QUORUM FOR SHAREHOLDERS' MEETINGS

     Unless otherwise provided in the bylaws, fifty one percent (51%) of the outstanding shares shall constitute a quorum at any meeting of shareholders.

                              ARTICLE VI
BOARD OF DIRECTORS

     The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of a Board of Directors. The number of directors shall be fixed and may be altered from time to time as may be provided in the Bylaws. In case of any increase in the number of Directors, the additional directors may be elected by the Directors or by the Stockholders at an annual or special meeting as shall be provided in the bylaws.

                             ARTICLE VII
NON CUMULATIVE VOTING

     At all elections for Directors cumulative voting shall not be allowed. At each election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. A shareholder may not cumulate his votes on the same principal among any number of candidates.



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                            ARTICLE VIII
PREEMPTIVE RIGHTS

     No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right, to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the corporation of any class, including shares or securities held in the treasury of the Corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, bond, notes, debentures or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares.

                             ARTICLE IX
PROVISIONS FOR REGULATION OF THE INTERNAL CORPORATE AFFAIRS.

     The following provisions are inserted for the management of the business and for the regulation of the internal affairs of the Corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

Section 1: Bylaws. The Board of Directors shall have the power to adopt, alter, amend or repeal, from time to time, such Bylaws as it deems proper for the management of the affairs of the Corporation, according to these Articles and the laws in such cases made and provided.

Section 2:   Executive Committee:   The Bylaws may provide for
designation by the Board of Directors of an Executive Committee and one or more other committees, the personnel and authority of which and the other provisions relating to which shall be as may be set forth in the Bylaws.

Section 3:   Place of Meeting.   Both Stockholders' and Directors'
meetings may be held either within or without the State of Nevada, as may be provided in the bylaws.

Section 4.   Compensation to Directors.   The Board of Directors is
authorized to make provisions for reasonable compensation to its members for their services as Directors. Any Director of the Corporation may also serve the Corporation in any other capacity and receive compensation therefore in any form.

Section 5.   Conflicts of Interest.   No transaction of the Corporation
with any other person, firm or corporation, or in which this Corporation is interested, shall be affected or invalidated solely by:
(a) the fact that any one or more of the Directors or Officers of this Corporation is interested in or is a director or officer of another corporation; or (b) the fact that any Director or Officer, individually or jointly with others, may be a party to or may be interested in any such contract or transaction.



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Section 6:   Registered owner of Stock.   The Corporation shall be
entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, on the part of any other person, including, but not limited to, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assigns, transferee or other person becomes the registered holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. The purchaser, assignee or transferee of any of the shares of the Corporation shall not be entitled to: (a) receive notice of the meetings of the Shareholders; (b) vote at such meetings; (c) examine a list of the Shareholders; (d) be paid dividends or other sums payable to Shareholders, or (e) own, enjoy or exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assigns or transferee has become the registered holder of such shares.

Section 7:   Conduct of Business.   The Corporation may conduct part or
all of its business, not only in the State of Nevada, but also in every other state of the United States and the District of Columbia, and in any territory, district and possession of the United States, and in any foreign country, and the Corporation may qualify to do business in any of such locations and appoint an agent for service of process therein. The Corporation may hold, purchase, mortgage, lease and convey real and personal property in any of such locations. Part or all of the business of the Corporation may be carried on beyond the limits of the State of Nevada, and the Corporation may have one or more offices out of the State of Nevada.

Section 8:   Action of the Shareholders.   To the fullest extent now or
hereafter permitted by the Nevada Revised Statutes, the vote or consent or a majority of the issued and outstanding shares of the Corporation entitled to vote on such matter shall be sufficient to approve any matter requiring shareholder action, including, but not limited to, the right from time to time, to amend, alter or repeal, or add any provisions to, the Corporation's Articles of Incorporation. Shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take at an action at any meeting at which the requisite number of shares entitled to vote thereon were present and voted may consent, in lieu of a meeting, to such action in writing in accordance with the procedure of the Nevada Revised Statutes, as then currently in place from time to time.

Section 9:   Quorum For Voting.   A quorum of Shareholders for any
matter to come before any meeting of Shareholders of the Corporation shall consist of one-third of the issued and outstanding shares entitled to vote on the matter, except where a greater number is specifically required by the provisions of the Nevada Revised Statutes, as then currently in place from time to time.

Section 10:   Restrictions on Stock.   The Directors shall have the
right, from time to time, to impose restrictions or to enter into agreements on behalf of the Corporation imposing restrictions on the transfer of all or a portion of the Corporation's shares, provided that

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no restrictions shall be imposed on the transfer of shares outstanding at the time the restrictions are adopted unless the holder of such shares consents to the restrictions.

                               ARTICLE X
INDEMNIFICATION OF DIRECTORS

     A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for damages for breach of fiduciary duty as a director of the Corporation or to its shareholders for damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) acts specified in the Nevada Revised Statutes; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Nevada Revised Statutes is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the foregoing, the liability of each director shall be eliminated or limited to the fullest extent permitted under the provisions of the Nevada Revised Statutes as so amended. Any repeal or modification of the indemnification provided in these Articles shall not adversely affect any right or protection of a director of the Corporation under these Articles, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this limitation of liability, prior to such repeal or modification.
     The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees and costs of litigation) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan.

     The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

                              ARTICLE XI
INTERESTED CONTRACTS

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, firm association, or entity in which one or more of its directors are directors or officers or are financially interested,

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shall be void or voidable solely for this reason, or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transactions or solely because their votes are counted for such purpose if (i) the material facts of such relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even through the disinterested directors be less than a quorum; or (ii) the material facts of such relationship or interest and as to the contract or transaction are disclosed or known to the shareholders entitled to vote, and the contract or transaction is specifically approved in good faith by the vote of the shareholders; or (iii) the contract or transaction is fair and reasonable to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                            ARTICLE XII
DIVIDENDS

     Dividends in cash, property or shares of the Corporation may be paid upon the stock, as and when declared by the Board of Directors, out of this Corporation, or securities convertible into shares of capital stock or carrying capital purchase warrants or privileges.

                           ARTICLE XIII
OFFICES AND AGENT

     The address of the Corporation's registered office shall be named by the Board of Directors and can be changed at the will of the Board of Directors.
	The Registered Agent for the Corporation for the State of Nevada shall be named by the Board of Directors and can be changed at the will of the Board of Directors. Both the Registered Office and the Registered Agent shall be filed with Secretary of State of Nevada with the appropriate filings

                           ARTICLE XIV
RESERVATION

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.




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                           ARTICLE XV
EFFECTIVE DATE AND TIME

    These Articles of Incorporation shall become effective upon the date so listed below and upon the signing of the Incorporator and Directors.

                          ARTICLE XVI
OFFICES AND AGENT

    Section 1.  Initial Principal Office.

    Principal Office. The address of the Corporation's initial principal office is:

     8201 Santa Fe Drive  #229    Littleton, Colorado 80108

     Section 2.  Registered Agent.

     The name and address of the Corporation's registered agent is:

     The Corporate Place Inc.    601 East Charleston Blvd.  Suite 100
Las Vegas, Nevada  89104

                                ARTICLE XVII
INITIAL BOARD OF DIRECTORS

     The initial board of directors of the Corporation shall consist of not less than 1 and not more than 9 members. The name of the initial Directors is:

     NAME:    Lecia L. Walker

                              ARTICLE XVIII
INCORPORATOR

     The name and address of the incorporator is:    Lecia L. Walker
8201 S. Santa Fe Drive #229, Littleton, Colorado 80120


     Original Source Entertainment, Inc. hereby consents to the appointment as the initial registered agent for the Corporation.

IN WITNESS WHEREOF, the above-named Incorporator and Director have signed these Articles of Incorporation this 21st day of August, 2009.

/s/Lecia Lynn Walker
--------------------
Lecia Lynn Walker, Incorporator and Director